Sierra Monitor Corporation Announces Financial Results for the Second Quarter Ended June 30, 2016

MILPITAS, CA -- (Marketwired - August 02, 2016) - Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the second quarter ended June 30, 2016.

Financial Highlights

--  Achieved Q2 2016 net sales of approximately $4.8 million, compared to approximately $5.0 million in the same prior year period, resulting in
    Trailing Twelve Month (TTM) sales of $19.7 million.

--  Delivered Q2 2016 gross margin of 58.0%, compared to 59.5% in the same prior year period, resulting in a TTM gross margin of 59.0%.

--  Reported Q2 2016 GAAP net income per share of $0.00 (basic and diluted), compared to GAAP net income of $0.02 per share (basic and diluted) for the prior year period, resulting in a TTM GAAP net income of approximately $0.04 per share (basic and diluted).

--  Achieved Q2 2016 EBITDA of $0.2 million, compared to $0.4 million for the same prior year period, resulting in TTM EBITDA of approximately
    $1.2 million.

--  Reported Q2 2016 Non-GAAP net income per share of $0.02 (basic and diluted), compared to $0.04 per share (basic and diluted) in the same prior year period, resulting in a TTM Non-GAAP net income of $0.11 per share (basic and diluted).

--  Ended Q2 2016 with a cash balance of approximately $4.3 million and no bank debt compared to a cash balance of $4.9 million at end of 2015, and compared to a cash balance of approximately $4.5 million at the end of
    Q2 2015.

--  Declared sixteenth consecutive quarterly dividend of $0.01 per share, to be paid on August 16, 2016.

Second Quarter and Six Month 2016 Financial Results

Net sales for the quarter ended June 30, 2016 were $4,818,592, compared to $5,016,999 reported for the same period of 2015. Sierra Monitor posted a GAAP net income of $4,416 or $0.00 per share (basic and diluted), for the quarter ended June 30, 2016, compared to GAAP net income of $169,051 or $0.02 per share (basic and diluted), for the same period of 2015. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $167,319 or $0.02 per share (basic and diluted), for the quarter ended June 30, 2016, compared to non-GAAP net income of $403,382 or $0.04 per share (basic and diluted), for the same period of 2015. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $158,246 for the quarter ended June 30, 2016, compared to EBITDA of $448,648 for the same period of 2015. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Net sales for the six months ended June 30, 2016 were $9,359,589, compared to $9,994,786 reported for the same period of 2015. Sierra Monitor posted GAAP net loss of $93,712 or $0.01 per share (basic and diluted), for the six months ended June 30, 2016, compared to GAAP net income of $382,546 or $0.04 per share (basic and diluted), for the same period of 2015. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $282,138 or $0.03 per share (basic and diluted), for the six months ended June 30, 2016, compared to non-GAAP net income of $837,516 or $0.08 per share (basic and diluted) for the same period of 2015. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $153,284 for the six months ended June 30, 2016, compared to EBITDA of $976,079 for the same period of 2015. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Sierra Monitor had $4,327,076 in cash on June 30, 2016 with no bank borrowings, compared to $4,883,373 on December 31, 2015. Net trade receivables on June 30, 2016 were $2,570,163, compared to $2,582,664 on December 31, 2015. The company's days' sales outstanding were 47 days, compared to 43 days for the same period in 2015. Inventory at the end of Q2 2016 was $2,877,848 compared to $2,842,449 on December 31, 2015. See Table B of this release for a summary of the balance sheet.

Business Highlights

"Q2 2016 revenue increased approximately 6% over Q1 2016, with both the gas and the gateway businesses demonstrating similar improvement," said Varun Nagaraj, President and CEO. "On the new product development front, we showcased our new UV/IR and IR3 Flame Detector products at the National Fire Protection Agency (NFPA) show in June this year. These products give us access to a billion dollar segment in the life safety market. We have just started the certification process to get required Nationally Recognized Test Labs (NRTL) approvals such as FM and ATEX and expect to introduce these products broadly to the market in 1H 2017. In the meantime, the availability of pre-certified units enables us this year to begin developing the distribution channel required to address the opportunity. We are also pleased with the progress on our FieldPoP™ device cloud. Twelve of our 200+ Original Equipment Manufacturer (OEM) customers who use our gateways are now connected to the FieldPoP and are defining and testing potential new services that they could offer to their customers. We expect to have a total of 30 OEM customers in this beta program before the end of the year. We plan to transition our OEM customers to a subscription-based model in 2017. In addition to providing a subscription-based revenue stream, we expect FieldPoP to win us new OEM customers and increase customer stickiness."

Even while introducing the FieldPoP beta program, Sierra Monitor continued to expand its 200-plus OEM customer base for its FieldServer protocol gateway products. New design wins with existing and new customers continue to reinforce our position as a leading integration partner to OEMs in the Building and Facilities segments of the IIoT market.

--  Cummins is a Fortune 500 corporation that designs, manufactures, and distributes engines, filtration, and power generation products. After an extensive validation testing process, Cummins replaced their in-house solution with the OEM-specific FieldServer gateway as their new standard to enable LonWorks-speaking generator set units to interoperate with other systems using Modbus, BACnet, and SNMP protocols. We believe that a key consideration for selection is the FieldServer gateway's ability to support multiple protocols, thereby reducing the time and errors associated with installation and commissioning of the generator set units.

--  Kessler-Ellis Products (KEP) is a manufacturer of flow meters and flow computers that monitor heat flow, mass flow, and corrected volume flow.
    KEP selected the OEM-specific FieldServer gateways for their new flow computers, the SUPERtrol II (ST2) family, to communicate from Modbus RTU to BACnet/IP, BACnet MS/TP, Modbus TCP/IP, Allen Bradley EtherNet/IP,
    Metasys N2, and Allen Bradley DF1. The selected FieldServer gateway's embedded design eliminates the need for external protocol converters and provides an easy method for configuration via a web interface.

--  Leonard Valve is a leader in the manufacturing of thermostatic water mixing valves. Thermostatic water mixing valves ensure water temperatures are kept at appropriate levels for commercial building usage. Leonard Valve has selected the OEM-specific FieldServer gateway to interface with the PSP-based mixing valves' digital monitoring system, which can communicate over BACnet/IP, BACnet MS/TP, Modbus
    TCP/IP, Modbus RTU, and Metasys N2, thereby integrating the digital monitoring system with the building management system.

--  ELCO, Europe's leading brand for commercial and municipal heating solutions, discovered the increasing need to integrate their boiler systems quickly into building management system networks. They selected the OEM-specific FieldServer gateway to support multiple BMS protocols such as BACnet/IP, BACnet MS/TP, Modbus RTU, Modbus TCP/IP, LonWorks,
    and KNX. In addition, the FieldServer was the only gateway that could meet ELCO's need to interface with the Siemens OZW Web Server. We believe that key considerations for selection were flexibility and ease of installation, along with and the FieldServer's easy-to-use web interface.

--  HygroMatik is one of the leading manufacturers of humidification equipment. Their products are used in a variety of environments, ranging from airports to warehouses, and require a high level of flexibility with installation and automation. To directly interface with their
    Modbus RTU controllers, HygroMatik selected the OEM-specific FieldServer gateway. The FieldServer has the ability to map to multiple protocols and can be preconfigured to connect to a variety of HygroMatik controllers, therefore cutting installation times and minimizing risk of misconfiguration.

Additionally, Sierra Monitor's FieldServer protocol gateway products continued to be purchased and used by leading system integrators in high-value and complex IIoT projects in settings such as large campuses.

--  FluidIntel Pty Ltd., a technology-driven company focused on delivering hydrocarbon management solutions to businesses across the globe, was contracted by Peabody Energy, the world's largest private-sector coal company, to monitor and control their fuel farm tanks in Queensland,
    Australia. FluidIntel selected FieldServer gateways to connect the
    Veeder-Root equipment to the AdaptFMS software monitoring the fuel farm tanks.

Sierra Monitor's Sentry IT line of fire and gas solutions continued to be selected to protect high-value assets and facilities around the world for various applications.

--  The Washington Metro Area Transit Authority's (WMATA) Metrobus serves the nation's capital 24 hours a day, seven days a week with 1,500 vehicles. The demand for storage space and new garages for efficiency purposes have culminated in the construction of the Cinder Bed Road Bus
    Operations and Maintenance Facility. Working with Limback Contractors,
    WMATA is installing Sierra Monitor's Sentry IT Controller and 22 Sentry
    IT toxic sensor modules to ensure that the maintenance facility is properly monitored for any hazardous gases.

--  Sigma-Aldrich, a part of Millipore Sigma, is a leading supplier to the global life science industry, creating solutions for research, development and production of biotechnology, and pharmaceutical drug therapies. The Wisconsin-based facility frequently uses hydrocarbon gases in their chemical processing procedures. Given the cross sensitivities of the previously-installed sensors, which led to an increased rate of false alarms, Sigma-Aldrich made a decision to move to a different gas detection technology, and selected Sierra Monitor's
    Sentry IT infrared combustible gas detectors, calibrated for propane, to monitor the facility.

--  A bus repair facility in the city of Mesa, AZ, needed to be able to continuously monitor for methane leakage from bus maintenance repairs.
    The city of Mesa selected and installed Sierra Monitor's Sentry IT
    Controller and 19 Sentry IT infrared combustible detectors to monitor the facility. A key advantage of the solution is the Sentry IT
    Controller's global calibration feature, GlobalCal, which provides the ability for a facility operator to calibrate all 19 detectors from the
    Sentry IT Controller's interface.

--  Hess Exploration & Production Malaysia B.V., the Asian branch of Hess
    Corporation, is a leading independent global energy company engaged in the exploration and production of crude oil and natural gas. For a project that required a multi-purpose floating vessel to be used for offshore oilfield development, many safety measures needed to be taken.
    Sierra Monitor's 3600-I triple infrared flame detectors were selected to monitor the possibility of hydrocarbon-based fuel and gas fires arising.
    We believe that a key consideration for selection was that Sierra
    Monitor's flame and gas detection solutions carry the required
    Nationally Recognized Testing Laboratory (NRTL) and marine approvals and have been successfully deployed in other vessels.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company's FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 200,000 installed units, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry's leading multi-protocol gateway.

Sierra Monitor's Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1979 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Table A

                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                              For the three months      For the six months
                                 ended June 30,           ended June 30,
                                2016        2015        2016         2015
                             ----------  ----------  ----------   ----------
Net sales                   $ 4,818,592 $ 5,016,999 $ 9,359,589  $ 9,944,786
Cost of goods sold            2,022,418   2,033,284   3,935,198    4,015,211
                             ----------  ----------  -----------  ----------
    Gross profit              2,796,174   2,983,715   5,424,391    5,929,575
Operating expenses
  Research and development      680,441     574,965   1,380,362    1,141,046
  Selling and marketing       1,216,580   1,308,946   2,473,013    2,493,624
  General and
   administrative               828,098     755,207   1,597,237    1,531,461
                             ----------  ----------  -----------  ----------
                              2,725,119   2,639,118   5,450,612    5,166,131
                             ----------  ----------  -----------  ----------
    Income (loss) from
     operations                  71,055     344,597     (26,221)     763,444
  Interest income                   150          31         203           63
                             ----------  ----------  -----------  ----------
    Income (loss) before
     income taxes                71,205     344,628     (26,018)     763,507
Income tax provision             66,789     175,577      67,694      380,961
                             ----------  ----------  -----------  ----------

    Net income (loss)       $     4,416 $   169,051 $   (93,712) $   382,546
                             ==========  ==========  ===========  ==========
Net income (loss) available
 to common shareholders per
 common share
    Basic                   $      0.00 $      0.02 $     (0.01) $      0.04
                             ==========  ==========  ===========  ==========
    Diluted                 $      0.00 $      0.02 $     (0.01) $      0.04
                             ==========  ==========  ===========  ==========
Weighted average number of
 common shares used in per
 share computations:
    Basic                    10,145,862  10,128,311  10,145,862   10,128,311
                             ==========  ==========  ===========  ==========
    Diluted                  10,147,539  10,144,109  10,145,862   10,140,638
                             ==========  ==========  ===========  ==========

Table B

                         SIERRA MONITOR CORPORATION

                               Balance Sheets

                     Assets                         June 30,    December 31,
                                                      2016          2015
                                                 ------------- -------------
                                                  (Unaudited)
Current assets:
  Cash and cash equivalents                      $   4,327,076 $   4,883,373
  Trade receivables, less allowance for doubtful
   accounts of approximately $79,000 at June 30,
   2016 (unaudited) and December 31, 2015            2,570,163     2,582,664
  Inventories, net                                   2,877,848     2,842,449
  Prepaid expenses                                     285,999       215,406
  Income tax deposit                                   159,929        11,887
  Deferred income taxes - current                      308,486       308,486
                                                 ------------- -------------
      Total current assets                          10,529,501    10,844,265

Property and equipment, net                            187,641       226,888
Other assets                                           269,098       365,960
                                                 ------------- -------------
      Total assets                               $  10,986,240 $  11,437,113
                                                 ============= =============

      Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                               $     807,866 $     978,838
  Accrued compensation expenses                        478,750       654,609
  Other current liabilities                            145,693       148,361
                                                 ------------- -------------
      Total current liabilities                      1,432,309     1,781,808

Deferred tax liability                                 164,341       164,341
                                                 ------------- -------------
      Total liabilities                              1,596,650     1,946,149

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,145,862 shares issued
   and outstanding at June 30, 2016 (unaudited)
   and December 31, 2015.                               10,146        10,146
  Additional paid-in capital                         3,967,691     3,772,435
  Retained earnings                                  5,411,753     5,708,383
                                                 ------------- -------------
      Total shareholders' equity                     9,389,590     9,490,964
                                                 ------------- -------------
      Total liabilities and shareholders' equity $  10,986,240 $  11,437,113
                                                 ============= =============

SIERRA MONITOR CORPORATION

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                 (Unaudited)

                              For the three months      For the six months
                                 ended June 30,           ended June 30,
                                2016        2015         2016        2015
                            -----------  ----------  -----------  ----------
GAAP Net Income            $     4,416  $   169,051 $   (93,712) $   382,546
  Depreciation and
   amortization                 87,191      104,051     179,505      212,635
  Provision for bad debt
   expense                           -            -           -        6,308
  Provision for inventory
   losses                      (21,411)      36,000       1,089       47,165
  Stock based comp expense      97,123       94,280     195,256      188,862
                            -----------  ----------  -----------  ----------
      Total adjustments        162,903      234,331     375,850      454,970

Non-GAAP Net Income        $   167,319  $   403,382 $   282,138  $   837,516
                            -----------  ----------  -----------  ----------

Non GAAP Net Income Per
 Share:
  Basic                    $      0.02  $      0.04 $      0.03  $      0.08
                            =========== =========== ============ ===========
  Diluted                  $      0.02  $      0.04 $      0.03  $      0.08
                            =========== =========== ============ ===========

Weighted-average number of
 shares used in per share
 computations:
  Basic                     10,145,862   10,128,311  10,145,862   10,128,311
                            =========== =========== ============ ===========
  Diluted                   10,147,539   10,144,109  10,145,862   10,140,638
                            =========== =========== ============ ===========

Table D

                         SIERRA MONITOR CORPORATION

             Reconciliation of GAAP to EBITDA Operating Results

                                 (Unaudited)

                            For the three months    For the six months ended
                               ended June 30,               June 30,
                              2016         2015         2016         2015
                          -----------  -----------  -----------  -----------
GAAP Net Income (Loss)   $     4,416  $   169,051  $   (93,712) $   382,546
  Interest Income               (150)         (31)        (203)         (63)
  Income Tax Provision        66,789      175,577       67,694      380,961
  Depreciation and
   amortization               87,191      104,051      179,505      212,635
                          -----------  -----------  -----------  -----------

Non-GAAP EBITDA          $   158,246  $   448,648  $   153,284  $   976,079
                          ===========  ===========  ===========  ===========

Sierra Monitor Investor Relations Contact
Varun Nagaraj
CEO
Sierra Monitor Corporation
vnagaraj@sierramonitor.com